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                                                                 EXHIBIT 10.11.2


                                CWC INCORPORATED

                                    INCENTIVE
                             STOCK OPTION AGREEMENT

      THIS OPTION AGREEMENT is made as of the 1st day of June, 1998 (the "Option Date"), between CWC INCORPORATED, a Minnesota corporation (the "Company"), and Graham Williams, an employee of the Company or one or more of its subsidiaries (the "Optionee").

      WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value (the "Common Stock"), as hereinafter provided, to carry out the purpose of the 1997 Stock Plan of the Company, as amended (the "1997 Stock Plan"), approved by its shareholders;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

      1. Grant of Option. The Company hereby grants to the Optionee the right and Option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 325,000 shares (the "Option Shares") of the Common Stock of the Company on the terms and conditions herein set forth. It is intended that the Option shall constitute an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Purchase Price. The purchase price of the Option Shares shall be $2.63 per share.

      3. Term of Option. The term of the Option shall be for a period of ten
(10) years from the Option Date, subject to earlier termination as hereinafter provided.

      4. Exercise of Option. Subject to the provisions of Sections 7 and 8 hereof, the Option may be exercised during the term specified in Section 3 hereof as follows:

        (a) from and after twelve (12) months from the Option Date, the Option may be exercised as to 25% of the total number of Option Shares;

        (b) from and after twenty-four (24) months from the Option Date, the Option may be exercised as to an additional 25% of the total number of Option Shares;

        (c) from and after thirty-six (36) months from the Option Date, the Option may be exercised as to an additional 25% of the total number of Option Shares; and


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        (d) from and after forty-eight (48) months from the Option Date, the
      Option may be exercised as to the remaining 25% of the total number of

Option Shares.

      Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) 50% of the total number of Option Shares shall become immediately vested and exercisable in full, whether or not this Option or any portion hereof is vested and exercisable at such time. For purposes hereof, (i) the term "Change of Control" shall mean a material change in the management structure of the Company as a result of (a) the consummation of the sale of 51% or more of the Company to a third party, (b) the consummation of the sale of all or substantially all of the Company's stock or assets to a third party, or (c) the consummation of the merger of the Company with an unrelated entity.

      5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, nor shall it be assignable by operation of law or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

      6. Not a Contract of Employment. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

      7. Termination of Employment. Unless otherwise provided by the Company, and subject to Section 10 hereof, in the event the employment of the Optionee shall terminate or be terminated, the Option may be exercised (to the extent the Optionee shall have been entitled to do so at the date of his or her termination of employment pursuant to Section 4 hereof) by the Optionee at any time:

        (a) within three (3) months after such termination of employment if such termination was by reason of Retirement (as defined in the 1997 Stock
      Plan);

        (b) within twelve (12) months after such termination of employment if such termination was by reason of Disability (as defined in the 1997 Stock
      Plan);

        (c) no later than the date of termination if such termination was for Cause (as defined in the 1997 Stock Plan); and


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        (d) within one month after such termination if such termination was for any reason other than Retirement, Disability, Cause (as defined in the 1997 Stock Plan) or as provided in Section 8 hereof.

However, in each case, in no event may the Option be exercised later than the expiration of the term specified in Section 3 hereof. If this Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Stock Option.

      8. Death. Unless otherwise provided by the Company, if the Optionee shall die while still employed by the Company or one or more of its subsidiaries, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his or her death) by the Optionee's legal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within three (3) months after the Optionee's death, but in no event later than the expiration of the term specified in Section 3 hereof.

      9. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Chief Financial Officer of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Option Shares, which payment shall be made in cash or by certified check or bank draft payable to the Company, by any other form of legal consideration deemed sufficient by the Company and consistent with the purpose of the 1997 Stock Plan and applicable law, or, in the sole discretion of the Company, (i) by delivery of shares of Common Stock of the Company with a Fair Market Value (as defined in the 1997 Stock Plan) equal to the purchase price or by a combination of cash and shares of Common Stock, the Fair Market Value of which together shall equal the purchase price, or (ii) by having the Company withhold from the shares of Common Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value equal to the aggregate Option purchase price for those Option Shares with respect to which such election is made. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or if the Optionee so elects, in the name of the Optionee or one other person as joint tenants, and shall be delivered as soon as practicable after the notice shall have been received. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

      10. Forfeiture of Unexercised Options. In the event Optionee breaches the terms of the Employee Agreement Regarding Inventions, Confidentiality and Non-competition (the "Non-competition Agreement") between Optionee and the Company, the terms of which are expressly incorporated herein by reference, any Options which have vested but are unexercised at the time of such breach shall immediately be forfeited and shall not thereafter be exercisable



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by Optionee. Forfeiture of the unexercised portion of the option shall apply to the unexercised portion held by the Optionee or by any transferee or donee of such unexercised portion of the Option.

      11. Legend. Certificates representing shares of Common Stock issued to the Optionee upon exercise of this Option shall bear a restrictive legend setting forth the Company's repurchase rights, as set forth in Sections 12 and 14 hereof, and restricting the transfer of such shares under any circumstances for a period of one (1) year following the termination of the Optionee's employment with the Company, except as may be specifically approved in writing by the Company.

      12. Repurchase at the Option of the Company. The Company shall have the right to purchase all or any part of the Exercised Shares (as defined below) of the Optionee in the circumstances set forth in this Section 12. Said right is referred to herein as the "Repurchase Option." "Exercised Shares" shall mean all shares of Common Stock purchased by Optionee upon exercise of the Option, or any portion thereof, as of the date the Company exercises the Repurchase Option. The Repurchase Option is exercisable by the Company in its sole discretion, and nothing herein shall be interpreted as requiring the Company to repurchase Exercised Shares under any circumstances.

        (a) Circumstances Giving Rise to Repurchase Option. The Repurchase Option shall be effective and exercisable in the event that Optionee directly or indirectly competes with the Company, or is employed by or provides consulting services to a competitor of the Company, or if the Company becomes aware that the Optionee intends to engage in such competition, at any time within one year following the termination of the Optionee's employment with the Company, or the Optionee otherwise breaches any of the terms of the Non-competition Agreement.

        (b) Exercise of Repurchase Option. The Company may exercise the Repurchase Option at any time by written notice to the Optionee.

        (c) Purchase Price and Terms of Sale. The purchase price per Exercised Share under this Section 12 shall be the purchase price per share under this Option Agreement or the Fair Market Value per share of the Exercised Shares so repurchased, whichever is lower.

        (d) Expiration of Company's Repurchase Option. The Repurchase Option shall remain in effect until the closing of the first public offering of the Company's equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event, including, without limitation, a sale of all or substantially all of the Company's assets, the merger or consolidation of the Company with or into another entity or the merger or consolidation of another entity with or into the Company, as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded (a "Liquidity Event").




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      13. Payment Upon the Sale of Exercised Shares. In the event that the
Optionee breaches any of the terms of the Non-competition Agreement and prior to such breach has sold, or following such breach sells, any Exercised Shares, for each Exercised Share so sold the Optionee hereby agrees to pay to the Company in cash, upon demand, an amount equal to the difference between the purchase price per share of the Option Shares and the value per share received by the Optionee, any member of the Optionee's family or any trust or other entity in which the Optionee or any member of the Optionee's family has a beneficial interest, pursuant to such sale of the Exercised Shares.

      14. Right of First Refusal on Dispositions.

        (a) The Optionee will not sell, assign, transfer, pledge, hypothecate, give away or in any other manner dispose of or encumber, whether voluntarily or by operation of law, any of the Exercised Shares until the expiration of the Repurchase Option set forth in Section 12 and thereafter unless and until the Optionee shall have complied with the provisions of this Section 14.

        (b) If at any time the Optionee desires to sell or otherwise transfer all or any part of his Exercised Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Optionee shall submit a written offer (the "Offer"), by delivering the Offer to the Company, to sell such Exercised Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable than those on which the Optionee proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Exercised Shares owned by the Optionee, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The offer shall further state that the Company may acquire, in accordance with the provisions of this Option Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein.

        (c) The Company shall communicate in writing to the Optionee its election to (i) purchase all or any part of the Offered Shares or (ii) assign its rights hereunder to any other shareholder of the Company, which communication shall be provided to the Optionee within 20 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of such Offered Shares to be sold to the Company or its assignee pursuant to this
Section 14 shall be made at the offices of the Company within 60 days following the date the Offer was made.

        (d) If the Company does not purchase all or any part of the Offered Shares, such remaining Offered Shares may be sold by the Optionee at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within




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such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 14.

        (e) The first refusal rights of the Company set forth above shall remain in effect until the consummation of a Liquidity Event.

        (f) If any purported transfer of Exercised Shares is made or attempted contrary to the provisions of this Section 14, such purported transfer shall be null and void. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any such transferee as one of its shareholders for any purpose, including without limitation for purposes of dividend and voting rights, until all applicable provisions of this
Section 14 have been complied with.


      15. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.



      16. Stock Plan. This Option is subject to certain additional terms and conditions set forth in the 1997 Stock Plan pursuant to which this Option has been issued. A copy of the 1997 Stock Plan is on file with the Chief Financial Officer of the Company and each Option holder by acceptance hereof agrees to and accepts this Option subject to the terms of the 1997 Stock Plan.



      17. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.



      18. Investment Certificate. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, the Optionee shall, if required in the Company's discretion, demonstrate an intent to hold the shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public by delivering to the Company an investment certificate or letter in such form as the Company may require.





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      19. Subsidiary. As used herein, the term "subsidiary" shall mean any current or future corporation which would be a "subsidiary corporation" of the Company, as that term is defined in Section 425 of the Internal Revenue Code of 1986, as amended.



      20. Status. Neither the Optionee nor the Optionee's executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall be endorsed, transferred, and delivered and the transferee has caused the Optionee's name to be entered as the shareholder of record on the books of the Company.



      21. Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.



      22. Dispute. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Option Agreement shall be determined by the Board of Directors of the Company, in its sole discretion, and that any interpretation by the Board of the terms of this Option Agreement shall be final, binding and conclusive.



      23. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.



      24. Governing Law. This Option Agreement is a Minnesota contract and shall be construed under and be governed in all respects by the laws of Minnesota, without giving effect to the conflict of laws principles of Minnesota law. Any legal action or suit related to this Agreement shall be brought exclusively in the courts of Minnesota. Both parties agree that the courts of Minnesota are a convenient forum for the resolution of disputes.


                  [Remainder of page intentionally left blank]




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      IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

                                       CWC INCORPORATED


                                       By /s/ Klaus Besier
                                          ---------------------------------

                                       Its
                                          ---------------------------------

                                          /s/ Graham Williams
                                          ---------------------------------

                                          Graham Williams Optionee


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